Sub-Item 77I: Terms of New or Amended Securities
Effective September 29, 2010, the Goldman Sachs Technology
Tollkeeper Fund commenced offering Class IR Shares.

The terms of the Class IR Shares for the Goldman Sachs Technology Tollkeeper Fund are described in Post-Effective Amendment No. 257 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on September 29, 2010 (Accession No. 0000950123-10-090119). Amendment No. 56 to the Trust's
Agreement and Declaration of Trust, dated May 20, 2010, which changed the name of the "Goldman Sachs Tollkeeper Fund" to the "Goldman Sachs Technology Tollkeeper Fund" and established Class IR Shares for the Goldman Sachs Technology Tollkeeper Fund, is incorporated herein by reference to Exhibit (a)(57) to Post-Effective Amendment No. 249 to the Trust's Registration Statement on Form N-
1A filed with the Securities and Exchange Commission on June 30, 2010 (Accession No. 0000950123-10-062676).
Effective May 14, 2010, the Goldman Sachs Financial Square Government, Goldman Sachs Financial Square Federal, Goldman Sachs Financial Square Tax-Free Money Market, Goldman Sachs Financial Square Money Market, Goldman Sachs Financial Square Treasury Obligations, and Goldman Sachs Financial Square Treasury Instruments Funds commenced offering Premier Shares, Resource Shares and Cash Management Shares. Effective May 14, 2010, the Goldman Sachs Financial Square Prime Obligations Fund commenced offering Premier Shares, Resource Shares, Cash Management Shares, Class B Shares and Class C Shares.

The terms of the Premier Shares, Resource Shares and Cash
Management Shares for the Goldman Sachs Financial Square
Government, Goldman Sachs Financial Square Federal, Goldman Sachs Financial Square Tax-Free Money Market, Goldman Sachs Financial Square Money Market, Goldman Sachs Financial Square Treasury Obligations, and Goldman Sachs Financial Square Treasury Instruments Funds, and the terms of the Premier Shares, Resource Shares, Cash Management Shares, Class B Shares and Class C Shares for the Goldman Sachs Financial Square Prime Obligations Fund, are described in Post-Effective Amendment No. 245 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 14, 2010 (Accession No. 0000950123-10-049754). Amendment No. 55
to the Trust's Agreement and Declaration of Trust, dated February 11, 2010, which established Premier Shares, Resource Shares and Cash Management Shares for the Goldman Sachs Financial Square
Government, Goldman Sachs Financial Square Federal, Goldman Sachs Financial Square Tax-Free Money Market, Goldman Sachs Financial Square Money Market, Goldman Sachs Financial Square Treasury Obligations, and Goldman Sachs Financial Square Treasury Instruments Funds, and Premier Shares, Resource Shares, Cash Management Shares, Class B Shares and Class C Shares for the Goldman Sachs Financial Square Prime Obligations Fund, is incorporated herein by reference to Exhibit (a)(56) to Post-Effective Amendment No. 242 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 30, 2010 (Accession No. 0000950123-10-041932).